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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-3 and the related Prospectus of PNC Bank Corp. for the registration of 2,000,000 shares of its common stock and to the incorporation by reference therein of our report dated January 27, 1995, with respect to the consolidated financial statements of PNC Bank Corp. incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1994, filed with the Securities and Exchange Commission.

                                               /s/ Ernst & Young LLP

                                                   Ernst & Young LLP

Pittsburgh, Pennsylvania
July 17, 1995